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                                LOAN AGREEMENT

Borrower: OnePoint Communications Corp.

Address:  Two Conway Park

          150 Field Drive, Suite 300
          Lake Forest, Illinois 60045
          Phone No. (847) 582-8710
          Fax No. (847) 582-8801

Date:     August 24, 2000 (the "Closing Date")

          THIS LOAN AGREEMENT (this "Agreement") is entered into on the above
                                     ---------
date between VERIZON INVESTMENTS, INC. ("Lender"), and the borrower named above
                                         ------
("Borrower"), whose chief executive office is located at the above address
  --------
("Borrower's Address").  The Schedule to this Agreement (the "Schedule") shall
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for all purposes be deemed to be an integral part of this Agreement.
(Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.   CREDIT FACILITY.

          1.1  Advances.

          (a) Availability. Subject to the terms and conditions of this Agreement, Lender agrees to advance to Borrower from time to time during the commitment period set forth on the Schedule (the "Commitment Period") such
                                                  -----------------
advances as Borrower may request under this Section 1 (individually, an "Advance"); provided, however, that Lender shall not be obligated to make an
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Advance to the Borrower to the extent that such Advance when aggregated with all prior Advances, would exceed the portion of the Commitment set forth on the Schedule (the "Commitment") available to Borrower at such time.
               ----------

          (b) Request for Advance. Borrower shall request each Advance by delivering to Lender an irrevocable written request in the form of Exhibit A,
                                                                   ---------
appropriately completed (a "Request for Advance"), which specifies, among other
                            -------------------
things (i) the principal amount of the requested Advance, which shall be in the amount of $50,000 or an integral multiple of $10,000 in excess thereof; (ii) the use of the Advance and (iii) the date of the requested Advance, which shall be a Business Day. Unless otherwise consented to by Lender, Borrower shall give each request for Advance to Lender at least five (5) Business Days before the date of the requested Advance. Each Request for Advance shall be delivered by first-class mail or facsimile to Lender at the office or facsimile number and during the hours specified in Section 9.2. No more than the maximum number of Advances set forth on the Schedule shall be made to Borrower and, unless otherwise set forth on the Schedule, Borrower may request only one (1) Advance in each calendar month.

          (c) Interest. All outstanding Advances and all other monetary Obligations shall bear interest at the rate set forth on the Schedule, except where expressly set forth to the contrary in this Agreement. Borrower shall pay interest on each outstanding Advance in arrears as set forth on the Schedule.

          (d) Repayment of Principal. Borrower shall repay the principal amount of the Advances in full on or before the Maturity Date.

          (e) Purpose. The proceeds of each Advance shall be used by Borrower exclusively (i) to finance Borrower's acquisition of network equipment, (ii) to satisfy Borrower's
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accounts payable (if any) to Lender and/or its Affiliates and (iii) for its
working capital purposes, including operational and capital and general corporate expenditures. Notwithstanding the foregoing, in no event shall Borrower use the proceeds of any Advance (a) for any purpose that is restricted under any other loan agreement, credit facility, capital lease agreement, the Indenture or other financing arrangement to which the Borrower or any subsidiary of the Borrower is a party, (b) for any purpose for which a consent or waiver is required from the Lender under that certain Definitive Merger Agreement dated August 4, 2000 (the "Merger Agreement") by and among Lender, Sphere Merger
                     ----------------
Corp., Borrower, Ventures in Communications II, L.L.C. ("VIC II") and VenCom,
                                                         ------
L.L.C. ("VenCom"), (c) to declare or pay any dividend or to make any other
        --------
payment or distribution to any holder of any Equity Interest (as such term is defined in the Indenture) of Borrower or any direct or indirect parent of the Borrower (including without limitation VIC II, VenCom, Ventures in Communications, L.L.C or James A. Otterbeck) or to purchase, redeem or otherwise acquire or retire for value any Equity Interest of Borrower or any direct or indirect parent of the Borrower (including without limitation VIC II, VenCom, Ventures in Communications, L.L.C or James A. Otterbeck). The execution and delivery of this Agreement and the Credit Documents, and the making of any Advances hereunder shall not be deemed or construed to be a waiver or consent under the Merger Agreement, or (d) to make any loans or advances to any executive officer or director of Borrower or any Subsidiary.

          1.2 Reduction or Cancellation of Commitment; Effect. Borrower may, upon five (5) Business Days written notice to Lender, permanently reduce the Commitment by the amount set forth on the Schedule or cancel the Commitment in its entirety; provided, however, that Borrower may not reduce the Commitment
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prior to the Maturity Date, if, after giving effect to such reduction, the aggregate principal amount of all Advances then outstanding would exceed the Commitment. From the effective date of any reduction of the Commitment, the commitment fees (if any) payable pursuant to Section 1.3 shall be computed on the basis of the Commitment as so reduced. Once reduced or cancelled, the Commitment may not be increased or reinstated without the prior written consent of Lender.

          1.3 Fees. Borrower shall pay Lender the fee(s) set forth on the Schedule, which are in addition to all interest and other sums payable to Lender and are not refundable.

          1.4  Prepayments.

          (a) Terms of all Prepayments. Upon the prepayment of any Advance (whether such prepayment is an optional prepayment under Subsection 1.4(b), a mandatory prepayment required by Subsection 1.4(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), Borrower shall pay to Lender all accrued interest to the date of such prepayment on the amount prepaid.

          (b) Optional Prepayments. At its option, Borrower may, upon five (5) Business Days notice to Lender, prepay any Advance in part, in an aggregate principal amount of $50,000 or more, or in whole. Borrower shall not have the ability to re-borrow any Advance to the extent it has been repaid.

          (c) Mandatory Prepayments. Borrower shall repay the principal amount of all Advances in whole on the date Borrower repays, repurchases or redeems all of the outstanding Indenture Notes.

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

          1.5  Other Payment Terms.

          (a) Place and Manner. Borrower shall make all payments due to Lender hereunder by payments to Lender's office located at the address specified in
Section 9.2 or by wire transfer to an account specified by Lender. Borrower shall make all payments hereunder in lawful money of the United States and in same day or immediately available funds not later than 12:00 p.m., East Coast time on the date due.

          (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

          (c) Late Payments. If any amount required to be paid by Borrower under this Agreement or the other Credit Documents (including principal or interest payable on any Advance, any fee or other amount) remains unpaid after such amount is due, Borrower shall pay interest on the aggregate, outstanding balance of such amount from the date due until such amount is paid in full at a per annum rate equal to the Default Rate.

          1.6 Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Advances.

          1.7 Notes. The obligation of Borrower to repay the Advances initially shall be evidenced by a promissory note in the form of Exhibit B (the
                                                                 ---------
"Note") which Note shall be (i) payable to the order of Lender, (ii) in the
 ----
amount of $10,000,000, (iii) dated the Closing Date and (iv) otherwise appropriately completed. Borrower authorizes Lender to record on the schedule annexed to the Note the date and amount of each Advance made by Lender and of each payment or prepayment of principal thereon made by Borrower, and agrees that all such notations shall constitute prima facie evidence of the matters
                                         -----------
noted; provided, however, that any failure by a Lender to make, or any error by
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Lender in making, any such notation shall not affect Borrower's Obligations.
Borrower further authorizes Lender to attach to and make a part of the Note continuations of the schedule attached thereto as necessary. If the outstanding Advances are to exceed $10,000,000, Borrower shall execute a new, replacement
Note in the form of Exhibit B, which Note shall be (i) payable to the order of
                    ---------
Lender, (ii) in the aggregate amount of the Advances made and outstanding as of such date, (iii) dated the Closing Date and (iv) otherwise appropriately completed.

          1.8 Taxes on Payments. All payments made by Borrower under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, documentary or other taxes, any duties, or any other levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Lender by its jurisdiction of incorporation) (all such non-excluded taxes, duties, levies, imposts, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any
                    -----
amounts payable to Lender hereunder or under the other Credit Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents.

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2.   GUARANTEES.

          2.1 Execution of Guarantees by Guarantors. The payment and performance by Borrower of the Obligations shall be guaranteed in full pursuant to Guarantees in the form of Exhibit C, duly executed by each direct or indirect
                             ---------
majority owned subsidiary of Borrower that is also a guarantor under the Indenture (collectively, the "Subsidiary Guarantees").
                              ---------------------

          2.2 Further Assurances. Borrower agrees, at its expense, to cause each direct or indirect majority owned subsidiary now or hereafter in existence to execute all documents and take all actions, as Lender, may deem reasonably necessary or useful in order to fully consummate the transactions contemplated pursuant to the Subsidiary Guarantees.

3.   CONDITIONS PRECEDENT.

          3.1 Initial Conditions Precedent. The obligation of Lender to enter into this Agreement is subject to receipt by Lender, on or prior to the date set forth above, of each item set forth on the Schedule, each in form and substance satisfactory to Lender.

          3.2 Conditions Precedent to Each Advance. The obligation of Lender to make each Advance is subject to the further conditions that (a) Borrower shall have delivered to Lender the Request for Advance in accordance with this Agreement; and (b) on the date such Advance is to be made and after giving effect to such Advance, the following shall be true and correct: (i) the representations and warranties of Borrower and the other Loan Parties set forth in Section 4 and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date); (ii) no Event of Default has occurred and is continuing or will result from such Advance; (iii) all of the Credit Documents are in full force and effect; and (iv) Borrower has performed in all respects all obligations and covenants under the Merger Agreement required to be performed by it as of the date of such Advance. The submission by Borrower to Lender of each Request for Advance shall be deemed to be a representation and warranty by Borrower that each of the statements set forth above is true and correct as of the date of such notice.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

          In order to induce Lender to enter into this Agreement and to make the Advances, Borrower represents and warrants to Lender as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

          4.1 Corporate Existence. Borrower is, and will continue to be, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect.

          4.2 Legal Authority. The execution, delivery and performance by each Loan Party of each Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (a) are within the power of such Loan Party and (b) have been duly authorized by all necessary actions on the part of such Loan Party.

          4.3 Enforceability. Each Credit Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

          4.4 No Contravention. The execution and delivery by each Loan Party of the Credit Documents executed by such Loan Party and the performance and consummation of the transactions contemplated thereby do not (a) violate any Requirement of Law applicable to such Loan Party; (b) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any contractual obligation of such Loan Party; or (c) result in the creation or imposition of any lien (or the obligation to create or impose any lien) upon any property, asset or revenue of such Loan Party. The execution and delivery of this Agreement, does not violate any provision of the Indenture and shall not result in the occurrence of an Event of Default under the Indenture.

          4.5 Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Credit Documents executed by the Loan Parties or the performance or consummation of the transactions contemplated thereby, except for those which have been made or obtained and are in full force and effect.

          4.6 No Violation or Default. No Loan Party is in violation of or in default with respect to (a) any Requirement of Law applicable to such Loan Party or (b) any contractual obligation of such Loan Party (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect.

          4.7 Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct name. Set forth on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Lender reasonably prompt written notice of any change in its name or if it begins doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

          4.8 Other Rights. Each Loan Party owns, licenses or otherwise has the full right to use, under validly existing agreements, all material licenses, trademarks, trade names and all rights with respect thereto, which are required to conduct their businesses as now conducted.

          4.9 Place of Business. The address set forth in the heading to this Agreement is Borrower's chief executive office. Borrower will give Lender reasonably prompt written notice of the opening of any additional place of business or if it changes its chief executive office.

          4.10 Title to Assets. Borrower owns and has good and marketable title, or a valid leasehold interest in, all of its properties and assets as reflected in the most recent financial statements delivered to Lender (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with the Indenture since the date of such financial statements) and all respective assets and properties acquired by Borrower since such date (except those disposed of in the ordinary course of business or otherwise in compliance with the Indenture). Such assets and properties are subject to no Lien, except for Permitted Liens. Borrower has complied with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases.

          4.11 Books and Records. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

          4.12 Litigation. Except as disclosed and set forth on the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any Governmental Authority (or any basis therefor known to Borrower) which is reasonably likely to result, either separately or in the aggregate, in (a) any Material Adverse Effect or (b) a Material Adverse Effect on the ability of Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents or the rights and remedies of Lender under this Agreement, the other Credit Documents or any related document, instrument or agreement. Borrower will use its reasonable best efforts to promptly inform Lender in writing of any material claim, proceeding or litigation in the future instituted by or against Borrower involving any claim.

          4.13 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Lender have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future completely and accurately reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Lender and the date hereof; there has been no Material Adverse Effect.

          4.14 Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any material liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

          4.15 Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

          4.16 No Material Adverse Effect. No event has occurred and no condition exists which is reasonably likely to have a Material Adverse Effect.

          4.17 Subsidiaries. The Schedule sets forth each of Borrower's majority owned subsidiaries, each such subsidiary's jurisdiction of organization and the number of shares and percentages of shares of each such class owned directly or indirectly by Borrower.

          4.18 Accuracy of Information Furnished. The Credit Documents and the other certificates, statements and information (excluding projections) furnished by each Loan Party in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact. All projections furnished by Borrower in connection with this Agreement and the transactions contemplated thereby have been based upon reasonable assumptions and represent, as of their respective dates of presentations, Borrower's reasonable estimates of the future performance of Borrower.

          4.19 Use of Proceeds. All proceeds of all Advances shall be used solely for lawful business purposes and in accordance with Subsection 1.1(e).

5.   ADDITIONAL DUTIES OF THE BORROWER.

          5.1 Insurance. Borrower shall at all times, and shall cause each other Loan Party at all times to, insure all of the tangible personal property assets and carry such other business insurance, in such form and amounts as are ordinarily carried by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof.

          5.2 Reports. Borrower, at its expense, shall provide Lender with the written reports set forth on the Schedule, and such other written reports with respect to Borrower and the other Loan Parties on a consolidated basis (including budgets, sales projections, operating plans and other financial documentation), as Lender shall from time to time reasonably specify.

          5.3 Access to Books and Records. At reasonable times, and five (5) Business Day's notice, Lender, or its agents, shall have the right to audit and copy Borrower's and each other Loan Party's books and records. Lender shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Lender shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process.

          5.4  Intentionally omitted.

          5.5 Negative Covenants. Without Lender's prior written consent, Borrower shall not do, and shall not permit any other Loan Party to (a) pay total compensation (or make any loans or advances), including salaries, fees, bonuses, commissions, and all other payments, whether directly or indirectly, in money or otherwise, to Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of the amount set forth on the Schedule; (b) violate or fail to comply with any of the covenants contained in the Indenture as in existence on the date hereof or as modified with the consent of Lender; provided, however, that (i) the references to "Holders of the Notes"
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or "Holder of a Note", each as used and defined in the Indenture, shall be deemed to be references to the Lender, (ii) references to the "Trustee", as used and defined in the Indenture, shall be deemed to be references to the Lender,
(iii) references to the "Indenture", as used and defined in the Indenture, shall be deemed to be references to this Agreement, (iv) references to the "Company", as used and defined in the Indenture, shall be deemed to be references to Borrower, (v) references to the "Pledge Agreement", as used and defined in the Indenture, shall be ignored, and (vi) references to the "Notes", as used and defined in the Indenture, shall be deemed to be references to the Notes as used and defined in this Agreement; provided further that all other similar terms
                               -------- -------
used and defined in the Indenture that have a meaning similar to terms used and defined in this Agreement shall be deemed to be modified such that the interpretation of such covenants are consistent in both the Indenture and this Agreement; or (c) amend the Indenture without the prior written consent of Lender; provided, however, that the Borrower shall be permitted to amend the
        --------  --------
Indenture as contemplated by the Merger Agreement.

          5.6 Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys' fees), of every nature, character and description, which Lender may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any Taxes relating to Borrower or its employees, any relationship between Lender and Borrower pursuant to this Agreement, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Lender or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Lender). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

6.   TERM.

          6.1 Maturity Date. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"), subject to
                                              -------------
Section 6.2 below.

          6.2 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, the Subsidiary Guarantees and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full. No termination shall in any way affect or impair any right or remedy of Lender, nor shall any such termination relieve Borrower of any Obligation to Lender, until all of the Obligations have been paid and performed in full.

7.   EVENTS OF DEFAULT AND REMEDIES.

          7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall
                     ----------------
give Lender immediate written notice thereof: (a) Borrower shall (i) fail to pay when due any principal of any Advance or (ii) fail to pay within five (5) Business Days after the same becomes due, any interest, fees or other amount required under the terms of this Agreement or any of the other Credit Documents;
(b) the total Advances outstanding at any time shall exceed the Commitment; (c) Borrower or any other Loan Party shall fail to comply with any of the financial covenants (if any) set forth on the Schedule or shall fail to perform any other non-monetary Obligation set forth in this Agreement or any other Credit Document which by its nature cannot be cured; (d) except as otherwise provided in Section (k) below, Borrower or any other Loan Party shall fail to perform any other non-monetary Obligation set forth in this Agreement or any other Credit Document, which failure is not cured within ten (10) Business Days after receipt by Borrower of written notice thereof; (e) any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Borrower or any other Loan Party to lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to Lender to enter into this Agreement shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; (f)(i) Borrower or any other Loan Party shall fail to make any payment on account of any debt of such Person (other than the Obligations but including obligations, if any, under any Indenture Note) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such debt exceeds $1,500,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, debt of such Loan Party (other than the Obligations but including obligations, if any, under any Indenture
Note). In an aggregate amount exceeding $1,500,000 to become redeemable, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) or (ii) Borrower or any other Loan Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any debt of such Person (other than the Obligations but including obligations, if any, under any Indenture Note), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, debt of Borrower and/or such other Loan Party (other than the Obligations but including obligations, if any, under any Indenture Note) in an aggregate amount exceeding $1,500,000 to become redeemable, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise); (g) dissolution, termination of existence, insolvency or business failure of Borrower or any other Loan Party, or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any other Loan Party under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect;
(h) commencement of any proceeding against Borrower or any other Loan Party under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within thirty
(30) days after the date commenced; (i) revocation or termination of, or limitation or denial of liability under, any Credit Document by any Loan Party;
(j) any Loan Party shall generally not pay its debts as they become due; or (k) Borrower fails, for any reason, to maintain all material licenses necessary to conduct its business. Lender may cease making any Advances hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

          7.2  Remedies.  Upon the occurrence of any Event of Default, and at
               --------
any time thereafter, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) cease making Advances or otherwise extending credit to Borrower under this Agreement or any other document or agreement; and (b) accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Lender's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased such that the per annum rate shall be equal to the Prime Rate plus twelve and one half percent (12.5%) (such increased rate, the "Default Rate").
     ------------

          7.3  Rights to Set-Off.  Borrower hereby waives any and all rights
               -----------------
Borrower may have to withhold or set-off against any amount due from or payable by Lender for any claim or payment to which Borrower may be entitled under the Merger Agreement. In the event that the Borrower has a claim for payment against Lender or any Affiliate of Lender, Lender, in its sole discretion, shall have the right to pay such claim by forgiving or canceling, in part or in whole, the outstanding principal amount, accrued interest and any fees due and payable to Lender under this Agreement and the Note.

8.   DEFINITIONS; OTHER TERMS.

          8.1  Definitions.  As used in this Agreement, the following terms have
               -----------
the following meanings:

          "Advance" has the meaning set forth in Subsection 1.1(a).
           -------

          "Affiliate" means, with respect to any Person, a relative, partner,
           ---------
shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

          "Business Day" means a day other than a Saturday or a Sunday or day on
           ------------
which commercial banks in the state of New Jersey are closed for business.

          "Change of Control" shall mean the occurrence of any of the following:
           -----------------
(i) the acquisition after the date hereof by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act")) of (A) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of twenty percent (20%) or more of the outstanding Equity Securities of Borrower entitled to vote for members of the board of directors, or (B) all or a material portion of the assets of Borrower; (ii) the first day on which a majority of the members of the Board of Directors of Borrower are not Continuing Directors (defined as any member of the Board of Directors of Borrower who (A) was a member of such Board of Directors on the date of the Loan Agreement or (B) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election); or (iii) the first day on which Borrower's existing long distance telephone contract (or any replacement thereof) terminates and is not replaced by a contract having no less favorable economic terms than Borrower's long distance telephone contract in existence as of May 21, 1998, and a term (assuming exercise of any renewal options) ending after the Maturity Date; provided, however, that a Change of Control shall not be deemed to have occurred
--------  -------
upon the merger of Sphere Merger Corp. with and into the Borrower pursuant to the terms and conditions of the Merger Agreement.

          "Closing Date" has the meaning set forth in the introductory paragraph
           ------------
hereto.

          "Commitment" has the meaning set forth in Subsection 1.1(a).
           ----------

          "Commitment Period" has the meaning set forth in Subsection 1.1(a).
           -----------------

          "Continuing Directors" means any member of the Board of Directors of
           --------------------
Borrower who (i) was a member of such Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "Credit Documents" means and includes this Agreement, the Side Letter,
           ----------------
the Subsidiary Guarantees, the Note and all other documents, instruments and agreements delivered by Borrower or any other Loan Party in connection with this Agreement.

          "Default" means any event which with notice or passage of time or
           -------
both, would constitute an Event of Default.

          "Default Rate" has the meaning set forth in Section 7.2.
           ------------

          "Equity Securities" of any Person means (a) all common stock,
           -----------------
preferred stock, participations, shares, partnership interests or other equity interests in and of such Person, including membership interests in limited liability companies (regardless of how designated and whether or not voting or non-voting), and (b) all warrants, options and other rights to acquire any of the foregoing.

          "Event of Default" means any of the events set forth in Section 7.1 of
           ----------------
this Agreement.

          "Governmental Authority" means any domestic or foreign national, state
           ----------------------
or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indenture" means that certain Indenture dated as of May 21, 1998
           ---------
among Borrower, the subsidiary guarantors defined therein and Harris Trust and Savings Bank, a true and correct copy of which is attached as Exhibit D.
                                                              ---------

          "Indenture Notes" means, collectively, those certain Series B 14 1/2%
           ---------------
Senior Notes Due 2008 issued pursuant to the Indenture.

          "Loan Parties" shall mean Borrower and each other Person that executes
           ------------
and delivers to Lender a Credit Document pursuant to this Agreement.

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, assets, operations or financial conditions of Borrower and its subsidiaries, taken as a whole.

          "Maturity Date" has the meaning set forth on the Schedule.
           -------------

          "Merger Agreement" has the meaning set forth in Section 1.1.
           ----------------

          "Note" has the meaning set forth in Section 1.7.
           ----

          "Obligations" means all present and future Advances, advances, debts,
           -----------
liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Lender, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower's debts owing to others), absolute or contingent, due or to become due.

          "Permitted Assignment" means a transfer or assignment of this
           --------------------
Agreement (whether by operation of law or otherwise) in connection with a merger by Borrower with and into an entity or wholly owned subsidiary of an entity whose long term debt is rated "A" or higher by Standard & Poor's Rating Services or "A2" or higher by Moody's Investors Service, Inc.

          "Permitted Liens" means liens permitted under the Indenture as in
           ---------------
effect on the date hereof.

          "Person" means an individual, a partnership, a corporation (including
           ------
a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

          "Request for Advance" has the meaning set forth in Subsection 1.1(b).
           -------------------

          "Requirement of Law" applicable to any Person means (a) the articles
           ------------------
or certificate of incorporation and by-laws, partnership agreement or other organizational or governing documents of such Person, (b) any rule of any Governmental Authority applicable to such Person, (c) any license, permit, approval or other authorization granted by any

Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Side Letter" means that certain Side Letter, dated as of the date
           -----------
hereof, executed by Borrower in favor of Lender.

          "Subsidiary Guarantees" has the meaning set forth in Section 2.1.
           ---------------------

          "Taxes" has the meaning set forth in Section 1.8.
           -----

9.   GENERAL PROVISIONS.

          9.1 Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

          9.2 Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or Lender under this Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to Borrower, at the Borrower's Address or if to Lender, at the address or facsimile number set forth below (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt:

     Lender:
     Verizon Investments, Inc.
     1717 Arch Street
     Philadelphia, PA 19103
     Attn:  Philip R. Marx, Esq.
     Telephone: (215) 963-6660
     Facsimile: (215) 963-9195

     with a copy to:

     Laura W. O'Connor
     1717 Arch Street
     47/th/ Floor
     Philadelphia, PA 19103
     Telephone: (215) 963-6151
     Facsimile: (215) 569-8207

     and

     Janet M. Garrity

     3900 Washington Street
     2/nd/ Floor
     Wilmington, DE 19802
     Telephone: (302) 761-4210
     Facsimile: (302) 761-4229

Each Request for Advance shall be given by Borrower to Lender's office located at the address referred to above during Lender's normal business hours; provided, however, that any such notice received by Lender after 12:00 p.m. East
--------  -------
Coast time on any Business Day shall be deemed received by Lender on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Borrower to Lender to be made by telephone or facsimile, Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by Lender is such a person.

          9.3 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

          9.4 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

          9.5 Waivers. The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Lender shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Lender shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, unless expressly required by this Agreement.

          9.6 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Lender.

          9.7 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

          9.8 Attorneys Fees and Costs. Borrower shall reimburse Lender for all reasonable attorneys' fees and all other reasonable costs incurred by Lender pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Lender incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any bankruptcy claim or third party claim; and otherwise represent Lender in any litigation relating to Borrower. All attorneys' fees and costs to which Lender may be entitled pursuant to this Section shall immediately become part of Borrower's Obligations and shall be due on demand.

          9.9 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lender; provided,
                                                                 --------
however, that Borrower may only assign or transfer any of its rights under this
-------
Agreement pursuant to a Permitted Assignment or upon the prior written consent of Lender, which such consent shall not be unreasonably withheld, and any other prohibited assignment or transfer of this Agreement shall be void. No consent by Lender to any assignment shall release Borrower from its liability for the Obligations. Lender may, at any time, sell and assign, or grant participating interests in, to any other Person not a direct competitor of Borrower, all or a portion of its rights and obligations under this Agreement and the other Credit Documents. Borrower agrees that it shall perform such acts, and provide such information, as Lender may reasonably request to assist Lender with any such assignment or participation.

          9.10 Limitation of Actions. Any claim or cause of action by Borrower against Lender, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Lender, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Lender, or on any other person authorized to accept service on behalf of Lender, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Lender in its sole discretion. This provision shall survive any termination of this Agreement or any other present or future agreement.

          9.11 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and Lender acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Lender or Borrower under any rule of construction or otherwise.

          9.12 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Lender and Borrower shall be governed by the laws of the State of New York. As a material part of the consideration to Lender to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Lender's option, be litigated in courts located within New York, and that the exclusive venue therefor shall be New York County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

          9.13 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDER AND BORROWER, OR ANY CONDUCT, ACTS OR

OMISSIONS OF LENDER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

                         Borrower:


                              ONEPOINT COMMUNICATIONS CORP.


                              By______________________________________
                                President, Vice President or Chief
                                Financial Officer


                              By______________________________________
                                Secretary or Assistant Secretary


                         Lender:

                              VERIZON INVESTMENTS, INC.

                              By______________________________________
                                Janet M. Garrity
                                President

                           Verizon Investments, Inc.

                                  Schedule to

                                Loan Agreement


Borrower: OnePoint Communications Corp.

Address:  Two Conway Park
          150 Field Drive, Suite 300
          Lake Forest, Illinois 60045
          Phone No. (847) 582-8710
          Fax No. (847) 5828801

Date:     August 24, 2000 (the "Closing Date")

This Schedule forms an integral part of the Loan of even date herewith between VERIZON INVESTMENTS, INC. ("Lender") and the above-named borrower
                            ------
("Borrower").
  --------

1.   CREDIT FACILITY

     Commitment Period
      (Subsection 1.1(a)):  August 24, 2000 to October 31, 2000.

(Subsection 1.1(a)):        $15,000,000 shall be available to Borrower from time
                            to time up to the Maturity Date, which may be borrowed by Borrower in the following tranches:

                            (a) Borrower may borrow an initial principal amount of $5,000,000 on the Closing Date (the "First
                                                                         -----
                                 Tranche").
                                 -------

                            (b) On or after the date that is twenty-five days after the Closing Date, Borrower may borrow an additional principal amount of up to $7,500,000 (the "Second Tranche").
                                       --------------

                            (c) On or after the date that is fifty days after the Closing Date, the Borrower may borrow an additional principal amount that is equal to
                                 (i) $15,000,000 minus (ii) the actual principal amount borrowed under the First Tranche, plus the actual amount borrowed under the Second Tranche (the "Third Tranche").
                                               --------------

Maximum number
of Advances
(Subsection l.l(b)):        Three (3).

Interest Rate
(Subsection 1.1(e)):        A per annum rate equal to the "Prime Rate" in
                                                           ----------
                            effect from time to time, plus 7.0%; provided,
                                                                 --------
                            however, that ninety (90) days after the occurrence
                            -------
                            of a Change of Control, the rate of interest payable
                            by Borrower hereunder shall be increased to a per
                            annum rate equal to
                            the "Prime Rate" in effect from time to time, plus
                                 ----------
                             12.5%. "Prime Rate" shall mean, with respect to any Advance, the rate of interest specified as the "prime rate" in The Wall Street Journal. The, Prime
                                             -----------------------
                             Rate will change, at the option of Lender, on (i) each date on which the Prime Rate changes or (ii) the first business day of each calendar month that such Advance is outstanding or, if The Wall Street
                                                                ---------------
                             Journal is not published on such day or such rate is not specified therein on such day for any reason, the rate of interest specified as the Prime Rate in the most recent issue of The Wall Street
                                                              ---------------
                             Journal specifying the Prime Rate prior to such
                             -------
                             day.)

Interest Payments
(Subsection 1.1(c)):         Borrower shall pay interest on the first day of
                             each calendar month, commencing with the first calendar month after the date of each Advance.

Commitment
Reductions
(Subsection 1.2):             In the amount of One Hundred Thousand Dollars
                              ($100,000) or an integral multiple of One Hundred
                              Thousand Dollars ($100,000) in excess thereof.

Fees
(Section 1.3):                (i)   On the date Borrower receives each Advance,
                              Borrower shall pay to Lender additional
                              origination fees equal to three percent (3.0%) of the amount of such Advance. Such fees may be borrowed by Borrower as a portion of each such Advance.

                              (ii) Borrower shall pay an administrative fee for the period beginning on the Closing Date and ending on the Maturity Date equal to $1,500 per year. Borrower shall pay the administrative fee in arrears on the first day of each calendar quarter commencing on September 1, 2000.

                              (iii) Borrower shall pay a commitment fee on the daily average unutilized portion of the Commitment equal to two percent (2.0%) per annum for the period beginning on the Closing Date and ending on the last day of the Commitment Period. Borrower shall pay the commitment fee in arrears on the first day of each calendar quarter commencing on the first calendar quarter after the Closing Date.

2.  CONDITIONS PRECEDENT

(Section 3.1):
                    To induce the Lender to enter into this Agreement, Lender shall have received the following, each in form and substance satisfactory to Lender:

                    (a) The Credit Documents, duly executed by Lender and each Loan Party.

                    (b) The Certificate or Articles of Incorporation or Certificate of Formation of each Loan Party, certified as of a recent date prior to the Closing Date by the

                              Secretary of State (or comparable official) of its jurisdiction of organization.

                         (c) Secretary Certificates and Incumbency Certificates of each Loan Party, dated the Closing Date, attaching thereto (i) the incumbency, signatures and authority of the officers of the Loan Party authorized to execute, deliver and perform the Credit Documents and (ii) a true and correct copy of the bylaws, operating agreements, and resolutions of such Loan Party as in effect on the Closing Date

                         (d) Favorable written opinion from counsel for the Loan Parties, dated the Closing Date, addressed to Lender, covering such legal matters as Lender may reasonably request (including without limitation that the execution, deliver and performance by Borrower of the Credit Documents does not conflict with the Indenture, subject to factual assumptions) and otherwise in form and substance reasonably satisfactory to Lender.

                         (e) Certificates of Good Standing (or comparable certificates) for each Loan Party, certified as of a recent date prior to the Closing Date by the Secretaries of State (or comparable official) of the states in which each Loan Party is organized.

                         (f) Evidence to the reasonable satisfaction of Lender that Borrower has permanently reduced the commitment under that certain Loan Agreement dated July 26, 2000 by and between Lucent Technologies, Inc. and Borrower (the "Lucent Loan Agreement") to
                                                      ---------------------
                              $5,000,000.


                         (g) Such other instruments, agreements, certificates and other documents as Lender may reasonably request.

3. REPRESENTATIONS, WAS AND COVENANTS OF BORROWER

  (Section 4.1):

Prior Names of
Borrower
(Section 4.7):                     None.

Prior Trade
Names of Borrower
(Section 4.7):                     None.

Existing Trade
Names of Borrower
(Section 4.7):                     OnePoint Communications.

Material Adverse
Litigation (Section 4.12):         None.

Subsidiaries (Section 4.17):


                                             Jurisdiction of       Issued             Shares
Name of Subsidiary                             Organization     Shares/Units     Held by OnePoint
------------------                           ----------------  ---------------  -------------------
OnePoint Communications - Colorado, LLC         Delaware                  100                  100
OnePoint Communications-Illinois, LLC           Delaware                  100                  100
OnePoint Communications-Georgia, LLC            Delaware                  100                  100
OnePoint Communications-Holdings, LC            Delaware                  100                  100
Mid-Atlantic RMTS Holdings, LLC/1/              Delaware                   10                  9.9
VTC-RMTS-DC, LLC/2/                             Delaware               28.710               25.265
OnePoint Services, LLC                          Delaware               Common               25.265
OnePoint Services, LLC                          Delaware            6,600,700            4,370,700
                                                                    Preferred:
                                                                    1,629,300            1,629,300

RCP Communications, Inc./3/                     Arizona                 2,000                2,000

4.  Reporting
(Section 5.2):   Borrower shall provide Lender with the following:


1. Within 90 days after each year-end, consolidated and consolidating financial statements of Borrower and its subsidiaries audited by an independent public accounting firm acceptable to Lender.

2. Within 45 days after each quarter-end, quarterly unaudited consolidated and consolidating financial statements of Borrower and its subsidiaries.

3. Within 30 days prior to the commencement of each fiscal year, a budget and business plan for Borrower for such fiscal year.

4. Contemporaneously with the delivery of the quarterly and year-end financial statements, a

______________________

/1/ OnePoint interests held by OnePoint Communications Holdings, LLC.

/2/ OnePoint interests held by OnePoint Communications Holdings, LLC and Mid-
    Atlantic RMTS.

/3/ OnePoint interests held by OnePoint Services, LLC.

                                   compliance certificate of the Borrower which
                                   states that (i) no Event of Default has
                                   occurred and is continuing and (ii) Borrower
                                   is in compliance with each of the covenants
                                   set forth in the Credit Documents (the
                                   "Compliance Certificate").
                                   ----------------------

                              5.   Such other instruments, agreements,
                                   certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Borrower or its subsidiaries, and compliance by Borrower with the terms of this Agreement and the other Credit Documents as Lender may from time to time reasonably request.

5.  COVENANTS

  (Section 5.5):
1. Without Lender's prior written consent, Borrower shall not pay total compensation (or make any loans or advances), including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers and directors (or any relative thereof) as a group in excess of market rates for similarly situated executives, officers and directors.

6.  TERM
  (Section 6.1)     The "Maturity Date" shall be June 2, 2008.

Borrower:                               Lender:

ONEPOINT COMMUNICATIONS CORP.           VERIZON INVESTMENTS, INC.


By_________________________________     By___________________________________
  President, Vice President or            Janet M. Garrity
  Chief Financial Officer                 President


By_________________________________
  Secretary or Assistant Secretary

                                   EXHIBIT A
                                   ---------

                              REQUEST FOR ADVANCE
                              -------------------

                      _______________, 20___[insert date]

To: Verizon Investments, Inc. ( Fax No. __________________)

Reference is made to the Loan Agreement (the "Loan Agreement") between OnePoint Communications Corp. ("Borrower") and Verizon Investments, Inc. ("Lender") dated as of August 24, 2000. Capitalized terms used herein shall have the same meaning given to them in the Loan Agreement.

In accordance with Subsection 1.1(b) of the Loan Agreement, Borrower hereby requests the following Advance:
     Request Number:                                             ______________
     Business Day of Advance (at least 5 Business Days from
     the date hereof:                                            ______________
     Use of proceeds:

       A.  Amount to finance Borrower's acquisition of
           network equipment:                                      $
                                                                   ____________
       B.  Amount to satisfy Borrower's existing accounts payable
           owed to Lender and/or any Affiliate:                    $
                                                                   ____________
       C.  Amount for working capital purposes:                    $
                                                                   ____________
       D.  Amount for other purposes:                              $
                                                                   ____________
       E.  Total amount of Advance requested (A + B + C + D)       $
                                                                   ============

The funds related to the Advance should be remitted by wire transfer based on the following instructions:

     Bank:                      _______________________________________________
     Bank city, State:          _______________________________________________
     Bank ABA or routing number _______________________________________________
     Account name:              _______________________________________________
     Account number             _______________________________________________
     Reference:                 _______________________________________________

In connection with the proposed Advance, Borrower hereby certifies that as of the date hereof:

     (i) the representations and warranties of Borrower and the other Loan Parties set forth in Section 4 of the Loan Agreement and in the other Credit Documents are true and correct in all material respects as of the date hereof (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

     (ii) no Default has occurred and is continuing or will result from such Advance;

     (iii) all of the Credit Documents are in full force and effect; and

     (iv) Borrower has performed in all respects all obligations and covenants under the Merger Agreement required to be performed by it as of the date hereof.

                                   ONEPOINT COMMUNICATIONS CORP.



                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________

                                PROMISSORY NOTE
                                ---------------


$10,000,000                                           Philadelphia, Pennsylvania
                                                                 August 24, 2000

          FOR VALUE RECEIVED, ONEPOINT COMMUNICATIONS CORP., a Delaware corporation ("Borrower"), hereby promises to pay to the order of VERIZON
              --------
INVESTMENTS, INC. ("Lender"), the principal sum of TEN MILLION DOLLARS
                    ------
($10,000,000) or such lesser amount as shall equal the aggregate outstanding principal balance of the Advances made by Lender to Borrower pursuant to the Loan Agreement of even date herewith by and between Lender and Borrower (as amended from time to time, the "Loan Agreement"), on or before the Maturity Date
                                --------------
specified in the Loan Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Loan Agreement.

          Borrower shall make all payments hereunder to Lender as indicated in the Loan Agreement, in lawful money of the United States and in same day or immediately available funds.

          Borrower hereby authorizes Lender to record on the schedule(s) annexed to this note the date and amount of each Advance and of each payment or prepayment of principal made by Borrower and agrees that all such notations shall constitute prima facie evidence of the matters noted: provided, however,
                                                            --------  -------
that the failure of Lender to make any such notation shall not affect Borrower's obligations hereunder.

          Borrower hereby waives any and all rights Borrower may have to withhold or set-off against any amount due from or payable by Lender for any claim or payment to which Borrower may be entitled under the Merger Agreement. In the event that the Borrower has a claim for payment against Lender or any Affiliate of Lender, Lender, in its sole discretion, shall have the right to pay such claim by forgiving or canceling, in part or in whole, the outstanding principal amount, accrued interest and any fees due and payable to Lender under this Note.

          This note is the Note referred to in the Loan Agreement. This note is subject to the terms of the Loan Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. Terms used herein have the meanings assigned to those terms in the Loan Agreement, unless otherwise defined herein.

          This note shall be governed by and construed in accordance with the laws of the State of New York.

                                   ONEPOINT COMMUNICATIONS CORP.


                                   By:_____________________________
                                   Name:___________________________
                                   Title:__________________________

                        LOANS AND PAYMENTS OF PRINCIPAL
                        -------------------------------

               Type of    Amount of     Interest     Amount of Principal           Unpaid          Notation
      Date      Loan        Loan         Period        Paid or Prepaid        Principal Balance     Made By
--------------------------------------------------------------------------------------------------------------
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________
______________________________________________________________________________________________________________

                                   EXHIBIT C
                                   ---------

                          FORM OF SUBSIDIARY GUARANTY
                          ---------------------------

                                   GUARANTY

THIS GUARANTY, dated as of August 24, 2000, is executed by [NAME OF SUBSIDIARY GUARANTOR] ("Guarantor"), in favor of Verizon Investments, Inc. ("Lender").
             ---------                                            ------

                                   RECITALS
                                   --------

     (a) Pursuant to that certain Loan Agreement dated as of August 24, 2000 (as amended, restated or otherwise modified from time to time, the "Loan
                                                                    ----
Agreement"), between OnePoint Communications Corp., a Delaware corporation
---------
("Borrower") and Lender, Lender has agreed to extend certain credit facilities
  --------
to Borrower upon the terms and subject to the conditions set forth therein.

     (b) Guarantor is a direct or indirect subsidiary of Borrower and Guarantor expects to derive substantial benefit from the credit facilities to be made available to Borrower pursuant to the Loan Agreement.

     (c) Lender's obligation to extend the credit facilities to borrower under the Loan Agreement are subject, among other conditions, to receipt by Lender of this Guaranty, duly executed by Guarantor.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees with Lender as follows:

1.   DEFINITIONS AND INTERPRETATION.

     (a) Definitions. When used in this Guaranty, the following terms shall have the following respective meanings:

          "Adjusted Net Worth" shall mean, with respect to Guarantor at any
           ------------------
time, the remainder of (a) the fair value of the assets of Guarantor as of such dated, minus (b) the fair value of the liabilities of Guarantor as of such date (excluding, however, any liability of Guarantor hereunder), such assets and liabilities to be determined in accordance with any state or federal fraudulent conveyance or transfer law which is applicable to this Guaranty.

          "Borrower" shall have the meaning given to that term in Recital A
           --------                                               ---------
hereof.

          "Disallowed Post-Commencement Interest and Expenses" shall mean
           --------------------------------------------------
interest computed at the rate provided for in the Loan Agreement and claims for reimbursement, costs, expenses or indemnities under the terms of any of the Credit Documents accruing or claimed at any time after the commencement of any Insolvency Proceeding, if the claim for such interest, reimbursement, costs, expenses or indemnities is not allowable, allowed or enforceable against Borrower in such Insolvency Proceeding.

     "Guaranteed Obligation" shall mean all present and future Advances,
      ---------------------
advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Lender, pursuant to the Loan Agreement or any other Credit Document, whether absolute or contingent, due or to become due.

     "Guarantor" shall have the meaning given to that term in the introductory
      ---------                                                   ------------
paragraph hereof.
---------

     "Insolvency Proceeding" shall mean any case or proceeding under the United
      ---------------------
States Bankruptcy code or any other similar law, rule or regulation of the United States or any jurisdiction or any other action or proceeding for the reorganization, liquidation, appointment of a receiver, rearrangement of debts, marshalling of assets or similar action relating to Borrower or Guarantor, their respective creditors or any substantial part of their respective assets, whether or not any such case, proceeding or action is voluntary or involuntary.

     "Lender" shall have the meaning given to that term in the introductory
      ------                                                   ------------
paragraph hereof.
---------

     "Loan Agreement" shall have the meaning given to that term in Recital A
      --------------                                               ---------
hereof.

     "Material Adverse Effect" shall mean, with respect to the Guarantor, a
      -----------------------
material adverse effect on the business, assets, operations or financial condition of Guarantor.

     "Maximum Guaranty Amount" shall mean, at any time, the greatest of (a)
      -----------------------
ninety-five percent (95%) of the Adjusted Net Worth of Guarantor at such time,
(b) ninety-five percent (95%) of the Adjusted Net Worth of guarantor on the date hereof and (c) the value derived by Guarantor from the Guaranteed Obligations incurred at or prior to such time.

     Unless otherwise defined herein, all other capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement.

     (b) Other Interpretive Provisions. The rules of construction set forth in Paragraph 9 of the Loan Agreement shall, to the extent not inconsistent with the
---------------------------------
terms of this Guaranty, apply to this Guaranty and are hereby incorporated by reference. Guarantor acknowledges receipt of copies of the Loan Agreement and the other Credit Documents. Headings in this Guaranty are for convenience of reference only and are not part of the substance hereof. All terms defined in this guaranty in the singular form shall have comparable meanings when used in the plural form and vice versa. References in this Guaranty to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. References in this Guaranty to any statute or other law (A) shall include any successor statute or law, (B) shall include all rules and regulations promulgated under such statute or law (or any successor statute or law), and (C) shall mean such statute or law (or successor statute or law) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. The words "include" and "including' and words of similar import when used in this Guaranty shall not be construed to be limiting or exclusive.

2.   GUARANTY.

     (a) Payment Guaranty. Guarantor unconditionally guarantees and promises to pay and perform as and when due, whether at stated maturity, upon acceleration or otherwise, any and all of the Guaranteed Obligations. If any Insolvency Proceeding relating to Borrower is commenced, Guarantor further unconditionally guarantees and promises to pay and perform, upon the demand of Lender, any and all of the Guaranteed Obligations (including any and all Disallowed Post-Commencement Interest and Expenses) in accordance with the terms of the Credit Documents, whether or not such obligations are then due and payable by Borrower and whether or not such obligations are modified, reduced or discharged in such Insolvency Proceeding. This Guaranty is a guaranty of payment and not of collection.

     (b) Continuing Guaranty. This Guaranty is an irrevocable continuing guaranty of the Guaranteed Obligations which shall continue in effect until all obligations of Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid. If any payment on any Guaranteed Obligation is set aside, avoided or rescinded or otherwise recovered from Lender, such recovered payment shall constitute a Guaranteed Obligation hereunder and, if this Guaranty was previously released or terminated, it automatically shall be fully reinstated, as if such payment was never made.

     (c) Independent Obligation. The liability of Guarantor hereunder is independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor irrespective of whether action is brought against Borrower or any other guarantor of the Guaranteed Obligations or whether Borrower or any other guarantor of the Guaranteed Obligations is joined in any such action or actions.

     (d) Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty, any court of competent jurisdiction determines that enforcement against Guarantor of the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of any comparable law of any state or other jurisdiction, the liability of Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to such avoidance.

     (e) Maximum Guaranty Amount. The liability of Guarantor under this Guaranty shall not at any time exceed the Maximum guaranty Amount; provided,
                                                                   --------
however, that Lender may permit the Guaranteed Obligations to exceed the
-------
foregoing limitation without affecting Guarantor's liability hereunder.

     (f) Termination. This Guaranty shall continue to be in full force and effect and applicable to any guaranteed Obligations arising thereunder which arise because prior payments of Guaranteed Obligations are rescinded or otherwise required to be surrendered by Lender after receipt.

3.   REPRESENTATIONS AND WARRANTIES.

     Guarantor hereby represents and warrants to Lender as follows:

     (a) Due Organization, Qualification, Etc. Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing in each jurisdiction where the nature of its business or properties requires such qualification, except where the failure to qualify could not have a Material Adverse Effect.

     (b) Authority. The execution, delivery and performance by Guarantor of this Guaranty are within the power of Guarantor and have been duly authorized by all necessary actions on the part of Guarantor.

     (c) Enforceability. This Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principals of equity.

     (d) Non-Contravention. The execution, delivery and performance by Guarantor of this Guaranty and the performance and consummation of the transactions contemplated hereby do not (i) violate any Requirement of Law applicable to Guarantor, (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any contractual obligation of Guarantor or (iii) result in the creation of imposition of any lien (or the obligation to create or impose any lien) upon any property, asset or revenue of Guarantor.

     (e) Approvals. No consent, approval, order or authorization of, or registration declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution, delivery and performance of this Guaranty, except for those which have been made or obtained and are in full force and effect.

     (f) No Violation. Guarantor is not in violation of or in default with respect to (a) any Requirement of Law applicable to Guarantor or (b) any contractual obligation of Guarantor (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect.

     (g) Litigation. No claim, suit, litigation proceeding or investigation pending or (to best of Guarantor's knowledge) threatened by or against or affecting Guarantor in any court or before any Governmental Authority (or any basis therefor known to Guarantor) which is (i) reasonably likely to result, either separately or in the aggregate, in any Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance of this Guaranty by Guarantor.

4.   AUTHORIZATIONS, WAIVERS, ETC.

     (a) Authorizations. Guarantor authorizes Lender, in its discretion, without notice to Guarantor, irrespective of any change in the financial condition of Borrower, Guarantor or any other guarantor of the Guaranteed Obligations since the date hereof, and without affecting or impairing in any way the liability of Guarantor hereunder, from time to time to:

          (i) Create new Guaranteed Obligations and renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise amend or modify the Credit Documents or change the terms of the Guaranteed Obligations or any part thereof, including increase or decrease of the rate of interest thereon;

          (ii) Otherwise exercise any right or remedy it may have against Borrower, Guarantor, any other guarantor of the Guaranteed Obligations or any security;

          (iii) Settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Guaranteed Obligations; and

          (iv) Assign the Guaranteed Obligations, this Guaranty or the other Credit Documents in whole or in part to the extent provided in the Loan Agreement.

     (b)  Waivers.  Guarantor hereby waives:

          (i) Any right to require Lender to (A) proceed against Borrower or any other guarantor of the Guaranteed Obligations or (B) pursue any other remedy in Lender's power whatsoever;

          (ii) Any defense arising by reason of the application by Borrower of the proceeds of any borrowing;

          (iii) Any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Guarantor against Borrower, any other guarantor of the Guaranteed Obligations;

          (iv) Any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of any of the Credit Documents);

          (v) Any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

          (vi) Until all obligations of Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully, finally and indefeasibly paid, any right of subrogation, reimbursement, indemnification or contribution and other similar right to enforce any remedy which Lender or any other Person now has or may hereafter have against Borrower on account of the Guaranteed Obligations;

          (vii) All presentments, demands for performance, notices of non-performance, notices delivered under the Credit Documents, protests, notice of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations;

          (viii) The benefit of any statute of limitations to the extent permitted by law;

          (ix) Any right to be informed by Lender of the financial condition of Borrower or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations;

          (x) Until all obligations of Lender to extend credit to Borrower have terminated and all of the Guaranteed Obligations have been fully finally and indefeasibly paid, any right to revoke this Guaranty; and

          (xi)   Any defense arising from an election for the application of
Section 1111(b)(2) of the United States Bankruptcy Code which applies to the Guaranteed Obligations.

     (c) Financial Condition of Borrower, Etc. Guarantor is fully aware of the financial condition and affairs of Borrower. Guarantor has executed this Guaranty without reliance upon any representation, warranty, statement or information concerning Borrower furnished to Guarantor by Lender and has, independently and without reliance on Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Guarantor is in a position to obtain, and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of Borrower and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations and will, independently and without reliance upon Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Guaranty.

5.   MISCELLANEOUS.

     (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Guarantor or Lender under this Guaranty shall be in writing and faxed, mailed or delivered at the address or facsimile number set forth below (or to such other facsimile number or address for any party as indicated in any notice given by the party to the other party.) All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt;

If to Lender:

     Verizon Investments, Inc.
     1717 Arch Street
     Philadelphia, PA 19103
     Attn:  Philip R. Marx, Esq.
     Telephone: (215) 963-6660
     Facsimile: (215) 963-9195

     with a copy to:

     Laura W. O'Connor
     1717 Arch Street
     47/th/ Floor
     Philadelphia, PA 19103
     Telephone: (215) 963-6151
     Facsimile: (215) 569-8207

     and

     Janet M. Garrity
     3900 Washington Street
     2/nd/ Floor
     Wilmington, DE 19802
     Telephone: (302) 761-4210
     Facsimile: (302) 761-4229

If to Guarantor:

     c/o OnePoint Communications Corp.
     Two Conway Park
     150 Field Drive, Suite 300
     Lake Forest, Illinois 60045
     Attn: John Stavig, Chief Financial Officer
     Telephone: (847) 582-8710
     Facsimile: (847) 582-8801

     (b) Payments. Guarantor shall make all payments due to Lender hereunder by payment to Lender's office located at the address set forth in Subparagraph
                                                                  ------------
5(a) hereof, or at such other office as Lender may designate or by wire to an
---
account specified by Lender, on demand, in United States Dollars. If any amounts required to be paid by Guarantor under this Guaranty remain unpaid after such amount is due, Guarantor shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Default Rate.

     (c) Expenses. To the extent not otherwise paid by Borrower pursuant to the Credit Agreement, Guarantor shall reimburse Lender for all reasonable attorneys' fees and all other reasonable costs incurred by Lender pursuant to, or in connection with, or relating to this Guaranty (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Lender incurs in order to do the following: prepare and negotiate this Guaranty; obtain legal advice in connection with this Guaranty or Guarantor; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any bankruptcy claim or third-party claim; and otherwise represent Lender in any litigation relating to Guarantor. All attorneys' fees and costs to which Lender may be entitled pursuant to this Section shall immediately become part of the Guaranteed Obligations and shall be due on demand.

     (d) Waivers; Amendments. This Guaranty may not be amended or modified, nor may any of its terms be amended or modified, nor may any of its terms be waived, except by written instruments signed by Guarantor and Lender. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. No failure or delay on Lender's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

     (e) Assignment. This Guaranty shall be binding upon and inure to the benefit of Lender and Guarantor and their respective successors and assigns; provided, however, that Lender may sell, assign and delegate their respective
--------  -------
rights and obligations hereunder as permitted by the Loan Agreement. All references in this Guaranty to any Person shall be deemed to include all permitted successors and assigns of such Person.

     (f) Cumulative Rights, etc. The rights, powers and remedies of Lender under this Guaranty shall be in addition to all rights, powers and remedies given to Lender by virtue of any applicable law, rule or regulation of any Governmental Authority, the Loan Agreement, any other Credit Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender's rights hereunder.

     (g) Payments Free of Taxes, Etc. All payments made by Guarantor under this Guaranty shall be made by Guarantor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Guarantor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Guaranty. If any taxes, levies, charges or other amounts are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all such amounts) any such amounts payable hereunder in the amounts specified in this Guaranty. Upon request by Lender, Guarantor shall furnish evidence satisfactory to Lender that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

     (h) Partial Invalidity. If at any time any provision of this Guaranty is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guaranty nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

     (i) Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

     (j) Jury Trial. EACH OF GUARANTOR AND LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

     (k) Limitation of Liability. NO CLAIM MAY BE MADE BY GUARANTOR AGAINST LENDER OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF LENDER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM (WHETHER BASED UPON ANY BREACH OF CONTRACT, TORT, BREACH OF STATUTORY DUTY OR ANY OTHER THEORY OF LIABILITY) ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT NOW ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the day and year first above written.

                                                  [NAME OF SUBSIDIARY GUARANTOR]




                                                  By:__________________________
                                                  Name:________________________
                                                  Title:________________________

                                   EXHIBIT D
                                   ---------

                                   INDENTURE
                                   ---------

                                  See Attached

                         ONEPOINT COMMUNICATIONS CORP.

                                August 24, 2000


Verizon Investments, Inc.


          Re: Loan Agreement dated as of August 24, 2000, by and between OnePoint Communications Corp. and Verizon Investments, Inc.
               -----------------------------------------------------------

          Reference is made to that certain Loan Agreement dated as of August 24, 2000 (the "Loan Agreement") among OnePoint Communications Corp. (the
               --------------
"Borrower"), and Verizon Investments, Inc. (the "Lender").  Capitalized terms
---------                                        ------
used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

          In addition to the indemnities set forth in Section 5.6 of the Loan Agreement, Borrower agrees that it shall indemnify Lender from and against any and all liabilities, losses, damages and expenses of any kind or nature and from all suits, claims or demands arising on account of or in connection with any claim by one or more of the holders of the Series B 14 1/2% Senior Notes Due 2008 issued pursuant to the Indenture that the transactions evidenced by the Credit Documents violates the covenants and agreements of Borrower contained in the Indenture. Notwithstanding any provision in the Loan Agreement to the contrary, the indemnity agreement set forth in this letter shall survive any termination of this letter or the Loan Agreement and shall for all purposes continue in full force and effect.

          This letter shall be governed by and construed in accordance with the State of New York.

                              Very truly yours,


                              ONEPOINT COMMUNICATIONS CORP.



                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________


ACCEPTED AND AGREED:
--------------------

VERIZON INVESTMENTS, INC.



By:________________________
Name:______________________
Title:_____________________